UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Thrivent ETF Trust

(Exact name of registrant as specified in its charter)

Massachusetts	(see below for EIN)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

901 Marquette Avenue, Suite 2500, Minneapolis, MN	55402-3211
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest of, no par value per share, of:
Thrivent Core Plus Bond ETF	NYSE Arca, Inc.	99-4950064
Thrivent Ultra Short Bond ETF	NYSE Arca, Inc.	99-4960247

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261454         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:      None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Thrivent Core Plus Bond ETF and Thrivent Core Ultra Short Bond ETF (the “Shares”) is set forth in Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-261454; 811-23759), as filed with the Securities and Exchange Commission (“SEC”) on November 13, 2025, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)(a)  Declaration of Trust of Thrivent ETF Trust (the “Trust” or “Registrant”), incorporated by reference to Registrant’s Registration Statement on Form N-1A filed December  2, 2021.

(1)(b)  Amendment No.  1 to the Declaration of Trust, incorporated by reference from Post-Effective Amendment No. 2 to the registration statement of Registrant, filed November 13, 2025.

(2)(a)  Bylaws of the Registrant, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on December 2, 2021.

(2)(b)  Amendment No.  1 to the Bylaws of the Registrant, incorporated by reference from Post-Effective Amendment No. 2 to the registration statement of Registrant, filed November 13, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 18th day of February, 2025.

(Registrant) Thrivent ETF Trust

By /s/ Michael W. Kremenak
Michael W. Kremenak
President